[REGISTER.COM LOGO OMITTED]

Sushant Mohanty                                         Start Date: Sep. 9, 2002
Poolesville, MD 20837
(240) 401-0985

RE: Letter of Employment

This will confirm our understanding as to the terms of your employment by
Register.com, Inc. (the "Company").

1.   POSITION AND DUTIES. You will be employed at will as a DIRECTOR OF
     FINANCIAL APPLICATIONS by the Company and your duties will be as directed by WALT MEFFERT. You will be considered for promotion to Vice President as part of Register.com's title and promotion review process, which is normally held in the first quarter of the calendar year.

2.   COMPENSATION. You will be compensated at the annual rate of $135,000.00
     ($5192.30 BI-WEEKLY).

3.   BONUS. You will be eligible to receive an annualized bonus of up to 20% of your base salary based on your successful performance against goals as determined by your manager during the course of your employment. Your bonus for performance during the 2002 will be pro rated to reflect the partial service for the 2002 calendar year.

4.   VACATION. You will be eligible to receive two weeks' paid vacation for every year that you work. Therefore, your vacation allowance will accrue at the rate of .83 days per month. Vacation may not be taken during the first
     3 months of employment.

5.   BENEFITS. You will be eligible to participate in the Company's benefits which it generally makes available to its employees; we will waive the normal 90 day waiting for medical coverage.

6.   STOCK OPTIONS. After the appropriate waiting period, and subject to Board
     Committee approval, you will be eligible to receive options to purchase
     13,500 shares of stock in the firm in accordance with the firm's standard stock option policy.

7.   BEST EFFORTS. You agree that so long as you are employed by the Company you will diligently and faithfully devote full efforts and working time to the affairs of the Company and will not accept any other employment, including consulting work, or engage in any other business activity.

You should be aware that employment with the Company is for no specific period of time. As a result, either you or the Company are free to terminate our employment relationship at any time for any reason, with or without cause. This is the full and complete agreement between us on

                                      -2-

this term. Although your job duties, title, compensation and benefits, as well as the Company's personnel policies and procedures, may change from time-to-time the "at-will" nature of your employment may only be changed in a written agreement signed by you and the President of the Company.

This offer letter sets forth the entire agreement between us and supersedes any prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of your employment. This agreement will be governed by the laws of the State of New York, without reference to any conflicts of law principles, and any action, suit or proceeding arising under or out of this agreement or any of the transactions or relationships contemplated hereby will be resolved solely in the state or federal courts located in New
York County in the State of New York. We both hereby submit to the jurisdiction of such court for such purpose.

Our employment offer is contingent upon a positive check of your references. In addition, our offer is contingent upon you executing the enclosed Proprietary
Information Agreement and upon you providing the Company with the legally required proof of your identity and authorization to work in the United States prior to starting work.

                                                     REGISTER.COM, INC.

                                                     By:
                                                        ------------------------

                                                     Its:
                                                          ----------------------

I have read and accept this employment offer.

SUSHANT MOHANTY

/s/ Sushant Mohanty

Date:  8/27/02